Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121098) of Kyocera Corporation of our report dated July 14, 2009 relating to our audits of the financial statements and schedules of KMA Retirement Plan (formerly known as Kyocera Mita America, Inc. Savings and Investment Plan) included in this Form 11-K for the year ended December 31, 2008.

/s/ EISNER LLP
EISNER LLP

Florham Park, New Jersey
July 14, 2009